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                                                                     EXHIBIT 4.1

                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of July 1, 2001

                         amending and supplementing the

                                    INDENTURE

                            Dated as of June 29, 1994

                                  by and among

                               WILLIAM LYON HOMES
               f/k/a THE PRESLEY COMPANIES, a Delaware corporation

                                   as Company,

                            WILLIAM LYON HOMES, INC.
                              f/k/a PRESLEY HOMES,
             f/k/a/ THE PRESLEY COMPANIES, a California corporation

                                  as Guarantor

                                       and

                               FIRSTAR BANK, N.A.
                           AS SUCCESSOR-IN-INTEREST TO
                    AMERICAN NATIONAL BANK AND TRUST COMPANY

                                   as Trustee



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        This First Supplemental Indenture (this "SUPPLEMENTAL INDENTURE"), dated as of July 1, 2001 by and among William Lyon Homes, f/k/a Presley Homes, f/k/a The Presley Companies, a Delaware corporation, as issuer (the "COMPANY"),
William Lyon Homes, Inc., f/k/a The Presley Companies, a California corporation, and Firstar Bank, N.A., as successor-in-interest to American National Bank and Trust Company, as trustee (the "TRUSTEE"), amending and supplementing the Indenture (the "INDENTURE"), dated as of June 29, 1994, by and among the Company, the Guarantor and the Trustee. Terms defined (whether directly or indirectly by reference) in the Indenture and used without other definition herein shall have the respective meanings assigned to such terms in the Indenture. The rules of construction set forth in the Indenture shall likewise govern this Supplemental Indenture.

                              W I T N E S S E T H:

        WHEREAS, the Company originally issued and the Trustee authenticated and delivered, pursuant to the Indenture, $200,000,000 aggregate principal amount of 12 1/2% Senior Notes due 2001 (the "SENIOR NOTES");

        WHEREAS, the Company desires to amend certain covenants contained in the Indenture;

        WHEREAS, Section 9.02 of the Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantor, and the Trustee (i) to amend or supplement the Indenture to change the fixed maturity of any Security with the consent of each Holder affected, and (ii) to amend or supplement certain other provisions of the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Senior Notes; and

        WHEREAS, pursuant to an exchange offer by the Company set forth in a Consent Solicitation Statement dated February 28, 2001 (the "STATEMENT"), consents of each affected Holder have been received consenting to the amendments to the Indenture to be effected pursuant to this Supplemental Indenture.

        NOW, THEREFORE, the parties hereto hereby amend the Indenture as follows:

        Section 1. Amendments to Section 1.01 of the Indenture (Definitions). The following definitions shall hereby be amended as follows:

                 (a) The definition "Non-Recourse Mortgage Debt" shall be amended by adding the following additional sentence to the end thereof: "An obligation which is non-recourse to the Company and its Restricted Subsidiaries except for customary contractual indemnities and similar obligations which do not constitute Guarantees or Indebtedness may be classified as Non-Recourse Mortgage Debt if it meets all of the other criteria of this definition."

                 (b) The definition of "Permitted Joint Venture Investors" is hereby amended by inserting, immediately after the word "partnerships," the following parenthetical phrase "(which are not Subsidiaries)."



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                 (c) The definition of "Permitted Liens" is hereby amended by deleting the proviso from the end of clause (w) thereof in its entirety.

                 (d) The following definitions shall hereby be inserted in the appropriate places respectively designated by alphabetical order:

                 "`Amendment Date' shall mean July 1, 2001, the effective date of the First Supplemental Indenture."

                 "`First Supplemental Indenture' shall mean the First Supplemental Indenture dated as of July 1, 2001, amending and supplementing this Indenture."

        Section 2. Amendment to Section 4.08 of the Indenture (Asset Sales).
Section 4.08 of the Indenture is hereby amended by deleting from clause (ii) thereof the term "Closing Date" and substituting in place thereof the term "Amendment Date."

        Section 3. Amendment to Section 4.09 of the Indenture (Maintenance of Consolidated Tangible Net Worth). Section 4.09 of the Indenture is hereby amended by deleting from the first paragraph thereof the phrase "the Senior Notes originally issued" and substituting in place thereof the phrase "the Senior Notes remaining outstanding on the Amendment Date, after giving effect to the First Supplemental Indenture."

        Section 4. Amendments to Section 4.10 of the Indenture (Restricted Payments). Section 4.10 of the Indenture is hereby amended by (a) deleting from clause (c)(y) thereof the parenthetical reading "(excluding Consolidated Net Income attributable to dividends or distributions from Unrestricted Subsidiaries)" and (b) deleting from clause (c)(y) thereof the date "March 31, 1994" and substituting in place thereof the phrase "the Amendment Date."

        Section 5. Amendment to Section 5 of the Senior Notes. Section 5 of the Senior Notes is hereby amended and restated in its entirety to read as follows:

               "5. Optional Redemption. The Senior Notes will be redeemable in whole or from time to time in part, at any time after the Amendment Date at the option of the Company, at a redemption price equal to 100% of the outstanding principal amount, together with accrued interest to the redemption date."

        Section 5. Effective Date. This Supplemental Indenture shall take effect automatically and without the necessity of further action on July 1, 2001 (the "Effective Date").

        Section 6. Ratification, Etc. Except as expressly modified or waived hereby, each term and provision of the Indenture and each obligation of the Company and the Guarantor thereunder is hereby ratified and confirmed by the Company and the Guarantor and shall continue in full force and effect. No waiver of any condition set forth herein shall extend beyond the immediate circumstances on which this Supplemental Indenture is predicated or support any inference that similar waivers would be granted in the future. From and after the date of this Supplemental Indenture, all references to the Indenture shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture.



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        Section 7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

        Section 8. No Representations by Trustee. The recitals contained herein shall be construed as statements of the Company, and the Trustee assumes no responsibility for the correctness of same. The Trustee makes no representation and shall have no responsibility as to the validity of this Supplemental Indenture or the proper authorization or the due execution hereof by the Company or the Guarantor.

        Section 9. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, which shall together constitute but one and the same instrument. To make proof of this Supplemental Indenture, it shall only be necessary to produce one such counterpart.

        Section 10. Successors and Assigns. This Supplemental Indenture shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

        Section 11. Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.



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        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed as of the day and year first above written and to take effect as of the Effective Date set forth herein.


                                    [FIRSTAR BANK, N.A. AS SUCCESSOR-IN-
                                    INTEREST TO]
                                    AMERICAN NATIONAL BANK AND TRUST
                                    COMPANY, as Trustee



                                        By:
                                               ---------------------------
                                        Name:
                                               ---------------------------
                                        Title:
                                               ---------------------------

                                   WILLIAM LYON HOMES, as the Company

                                        By:
                                               ---------------------------
                                        Name:
                                               ---------------------------
                                        Title:
                                               ---------------------------

                                        By:
                                               ---------------------------
                                        Name:
                                               ---------------------------
                                        Title:
                                               ---------------------------

                                   WILLIAM LYON HOMES, INC., as the Guarantor

                                        By:
                                               ---------------------------
                                        Name:
                                               ---------------------------
                                        Title:
                                               ---------------------------

                                        By:
                                               ---------------------------
                                        Name:
                                               ---------------------------
                                        Title:
                                               ---------------------------



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